ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20080652513-92
Filing Date and Time
10/02/2008 9:45 AM
Entity Number
E0956112006-8

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

SNM ENTERTAINMENT PARTNERS

2. The articles have been amended as follows: (provide article numbers, if available)

Article #1 - To Do Name Change to SNM GLOBAL Holdings

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 75%

4. Effective date of filing: (optional) 10/02/08 (must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
[signature]	20080715429-08
Ross Miller	Filing Date and Time
Secretary of State	10/30/2008 12:00 PM
State of Nevada	Entity Number
	E0956112006-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

SNM GLOBAL HOLDINGS

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 3: REVERSE THE OUTSTANDING COMMON SHARES ONE FOR TWO HUNDRED (1:200). AUTHORIZED SHARES ARE 400,000,000 COMMON SHARES, PAR VALUE $.001 AND 10,000,000 PREFERRED SHARES, PAR VALUE $.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 75%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State [illegible]
Revised: [illegible]

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #:
E0956112006-8
Document Number:
20060841673-97
Date Filed:
12/29/2006 11:45:53 AM
In the office of
Dean Heller
Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS F

1. **Name of Corporation:**	CINEMAYA MEDIA GROUP, INC.		
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	JOSEPH S HOPKINS Name 7914 HALF MOON PT DR Street Address Optional Mailing Address	LAS VEGAS City City	Nevada 89113 Zip Code State Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 250,000,000	240,000,000 common 10,000,000 preferred Par value: $ .0001	Number of shares without par value: 0
4. **Names & Addresses of Board of Directors/Trustees:** (attach additional page if more than 3 directors/trustees)	1. SUNIL K HALI Name 305 SEVENTH AVE 6TH FL Street Address 2. NAYAN PADRAI Name 305 SEVENTH AVE 6TH FL Street Address 3. ANIL KHAJURIA Name 15 HAWKINS AVENUE Street Address	 NEW YORK City NEW YORK City PARSIPPANY City	 NY 10001 State Zip Code NY 10001 State Zip Code NJ 07054 State Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: ALL LAWFUL BUSINESS PURPOSES		
6. **Names, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	SUNIL K HALI Name 305 SEVENTH AVE 6TH FL Address	Signature NEW YORK City	 NY 10001 State Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company	Date 1-2-07	

This form must be accompanied by appropriate fees.

[illegible]

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
Dean Heller Secretary of State State of Nevada	20070006339-60
	Filing Date and Time 12/29/2006 9:22 AM
	Entity Number E0956112006-8

Certificate of Designation For Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1. Name of corporation:

CINEMAYA MEDIA GROUP, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

SERIES A PREFERRED IS RESTRICTED TO AN ISSUANCE OF 10,000 SHARES WITH THE FOLLOWING RIGHTS AND PRIVILEGES:

EACH SHARE HAS A STATED VALUE OF $100.
IF ONE SHARE OF THE CLASS IS OUTSTANDING, THE CLASS VOTES AS IF IT CONTROLS 50.1% OF THE VOTING RIGHTS REGARDLESS OF THE NUMBER OF COMMON SHARES OUTSTANDING.
IN THE EVENT THE SHAREHOLDERS OF THIS CLASS ASSIST IN RAISING, CONTRIBUTE OR CAUSE TO BE INVESTED A MINIMUM OF $3,000,000 IN THE FIRST YEAR OF CORPORATE EXISTENCE SUCH SHAREHOLDERS MAY CONVERT TO COMMON SHARES SO THAT THEIR OWNERSHIP WOULD BE 70% OF THE OUTSTANDING COMMON SHARES AFTER THE CONVERSION ISSUANCE. THE CONVERSION IS ALLOWED AT ANY TIME FOR THREE YEARS AFTER THE $3,000,000 IS RAISED STARTING WITH THE DATE THE AMOUNT IS REACHED.

3. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

4. Officer Signature: ______________________

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.